UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 14, 2022

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Gemini Street Suite 250 Houston, Texas	77058
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VTNR	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Vertex Energy, Inc. (“Vertex”, “we”, “us” or the “Company”) with the Securities and Exchange Commission (the “SEC”) on May 27, 2021, on May 26, 2021, Vertex Energy Operating LLC (“Vertex Operating”), a wholly-owned subsidiary of the Company entered into a definitive Sale and Purchase Agreement (the “Sale and Purchase Agreement”) with Equilon Enterprises LLC d/b/a Shell Oil Products US and/or Shell Chemical LP and/or Shell Oil Company (“Seller”), to purchase the Seller’s Mobile, Alabama refinery (the “Mobile Refinery”), certain real property associated therewith, and related assets, including certain related inventory at the Mobile Refinery as of closing and certain equipment, rolling stock, and other personal property associated with the Mobile Refinery. The acquisition of the Mobile Refinery is anticipated to close in the first quarter of 2022, subject to required closing conditions, including the Company raising funding necessary to complete such acquisition.

Assuming the acquisition is completed successfully, and funding permitting, the Company (through one or more of its subsidiaries and affiliates) plans to complete an $85 million capital project at the Mobile Refinery designed to modify the Mobile Refinery’s hydrocracking unit to produce renewable diesel fuel on a standalone basis and, in anticipation of closing, the Company has already spent approximately $13 million for engineering services and for the initial payments of purchase orders for long lead-time equipment associated with the capital project.

On February 14, 2022, Vertex Refining Alabama LLC (“Vertex Refining”), a wholly-owned subsidiary of the Company, entered into a Master Offtake Agreement dated February 4, 2022 (the “Offtake Agreement”) with Idemitsu Apollo Renewable Corp. (“Idemitsu”). Pursuant to the Offtake Agreement, Vertex Refining agreed to sell Idemitsu renewable diesel which is planned to be produced by the Mobile Refinery, subject to completion of the acquisition of the Mobile Refinery and the capital project discussed above. Following phase 1 of the planned modifications of the Mobile Refinery, it is expected to produce 10,000 barrels of renewable diesel and following phase 2, 14,000 barrels of renewable diesel. “Phase 1” means the first stage of conversion of the hydrocracker unit to renewable diesel production and “phase 2” means the second stage of the conversion of the hydrocracker conversion which will be complete after the new hydrogen plant is operating at ratable hydrogen supply. During the term of the Offtake Agreement, Idemitsu agreed to purchase all of the renewable diesel produced at the refinery (provided it meets certain specifications), up to a maximum volume of 14,000 barrels per day.

The obligations of the parties under the Offtake Agreement are subject to certain conditions precedent, including (a) the closing of the acquisition of the Mobile Refinery occurring prior to April 30, 2022; (b) the parties having entered into a mutually acceptable storage agreement for the storage of renewable diesel on or before the commencement of commercial operations of the refinery following the completion of the capital project (the “COD”); (c) Idemitsu having delivered to Vertex Refining the Guaranty (discussed below) on or before COD; (d) absence of certain actions or proceedings to set aside, enjoin or prevent the performance by either party of its respective obligations under the agreement; (e) no project assets, related facilities or products having been affected adversely or threatened to be affected adversely by any material loss or damage, subject to certain exceptions; (f) the mutual representations and warranties of each party being true and correct; and (g) COD having occurred within eighteen months of the Company’s acquisition of the Mobile Refinery.

If a party terminates the Offtake Agreement as a result of any of the conditions precedent required under the Offtake Agreement, as summarized above, not being satisfied, neither party has any further obligation under the Offtake Agreement to the other party, except that (i) Vertex Refining is responsible for payment to Idemitsu of a Termination Payment (defined below), in the event the Master Agreement is terminated due to the failure to satisfy or waive the condition that COD occur within eighteen months of the Company’s acquisition of the Mobile Refinery, and (ii) each party shall remain liable to the other party for any and all damages incurred as a result of a breach by a party of its representations, warranties or any other obligations prior to such termination. “Termination Payment” means the actual and documented storage costs incurred by Idemitsu to acquire or lease 300,000 barrels of storage tanks for twelve (12) months. The Termination Payment is payable in monthly installments in an amount equal to the monthly storage costs incurred by Idemitsu.

A performing party may terminate the Offtake Agreement (a) by delivery of a written notice to the other Party within thirty days of any of the conditions precedent required under the Offtake Agreement, as summarized above, not being waived or satisfied by the date required for such condition, or a determination that a condition is not capable of being satisfied by the date indicated for such condition, or (b) if there is an event of default under the agreement.

The initial term of the Offtake Agreement (the “Initial Term”) commences on COD and continues for a period of five years thereafter, subject to certain early termination provisions set forth in the agreement, including, but not limited to, the right of either party to request a review of the terms of the agreement prior to the commencement of the 4th and 5th contract years of the agreement, which, if triggered, and if the parties fail to mutually agree in writing to any such requested revisions, will result in the agreement expiring three years or four years after COD, as applicable. The parties may mutually agree to extend the term of the agreement beyond the Initial Term pursuant to the terms of the Offtake Agreement.

Pursuant to the Offtake Agreement, Idemitsu shall be the exclusive offtake party for certain amounts of renewable diesel produced by Vertex Refining, up to a total of 14,000 barrels of renewable diesel, provided that if Idemitsu fails to purchase or accept any portion of such committed volume in accordance with the terms of the Offtake Agreement, Vertex Refining has the right to sell such product and regulatory credits to a third-party. Vertex Refining is also required to transfer all regulatory credits associated with the product purchased to Idemitsu pursuant to the terms of the Offtake Agreement.

The Offtake Agreement also includes a requirement that Idemitsu pay for certain minimum volumes of renewable diesels per month and that Vertex Refining supply certain minimum volumes per month, subject to certain make whole payments or reimbursements due from the appropriate party.

Vertex Refining may also, in its sole discretion, offer to Idemitsu renewable diesel and associated regulatory credits produced by the Mobile Refinery in excess of the committed volume.

In the event the refinery produces and Vertex Refining offers for sale during the term of the agreement, renewable products other than renewable diesel (“Other Renewable Products”), prior to offering the Other Renewable Products to any third party, Vertex Refining is required to first offer such products to Idemitsu and Idemitsu has a 14 day right of first refusal to purchase such Other Renewable Products.

Idemitsu agreed to pay to Vertex Refining a per gallon of product purchased at an indexed, spot-market price at the time of production.

The Offtake Agreement includes customary representations and warranties of the parties, requirements of the parties, force majeure provisions, reimbursement obligations, limitations on damages, events of default, and confidentiality obligations. The agreement also requires Vertex Refining to (i) register with the U.S. Environmental Protection Agency (EPA) as a renewable fuel producer; (ii) use reasonable efforts to maintain such registration and generate the maximum allowable number of certain renewable fuel credits on all product delivered to Idemitsu; and (iii) maintain all documentation and any other information required under the EPA renewable fuel standard.

Pursuant to the Offtake Agreement, Idemitsu has the right, but not the obligation, to purchase from Vertex Refining, quantities of ultra low sulfur diesel (“ULSD”), up to an amount required by Idemitsu to blend with the renewal diesel to a ratio of at 0.1% ULSD or greater; provided that Vertex Refining has such volumes available for sale. The purchase price for any ULSD purchased by Idemitsu from Vertex shall be the monthly average of the daily prompt CME Group ULSD futures (heating oil) settlement for each day during the month in which delivery occurred.

As a condition to the effectiveness of the Offtake Agreement, Idemitsu’s parent entity, Idemitsu Kosan Co., Ltd. (“Idemitsu Parent”), must enter into a Continuing Guaranty in favor of Vertex Refining (the “Guaranty”) prior to COD. Pursuant to the Guaranty, Idemitsu Parent will guaranty the full and prompt payment when due, whether upon acceleration, demand or otherwise, and at all times thereafter, of the indebtedness of Idemitsu under the Offtake Agreement and related agreements and the punctual performance of all of such payment obligations under the Offtake Agreement, with such liability limited to the lesser of (i) the amounts owed to Vertex Refining under the Offtake Agreement and related agreements; and (ii) $100,000,000. The Guaranty will have customary covenants and requirements, including requiring Idemitsu Parent to subordinate any debt owed by Idemitsu to Idemitsu Parent to the obligations to Vertex Refining under the Guaranty.

The foregoing description of the Offtake Agreement and Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the Offtake Agreement and Guaranty which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference into Item 1.01 of this Current Report on Form 8-K in their entirety.

Item 7.01	Regulation FD Disclosure.

On February 17, 2022, the Company issued a press release disclosing the entry into the Offtake Agreement described above in Item 1.01. A copy of the press release is furnished herewith as Exhibit 99.1.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 attached, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K, including the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K, contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and assumptions. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in the press release as well as in the Company’s other filings with the Securities and Exchange Commission, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements. These statements also involve known and unknown risks, which may cause the results of the Company, its divisions and concepts to be materially different than those expressed or implied in such statements, including, but not limited to, the planned closing of the Mobile Refinery acquisition, and completion of a the planned capital project, and others, including those referenced in the press release. Accordingly, readers should not place undue reliance on any forward-looking statements. Forward-looking statements may include comments as to the Company’s beliefs and expectations as to future financial performance, events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the Company’s control. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, filed with the SEC and available at www.sec.gov and in the “Investor Relations,” “SEC Filings” page of our website at www.vertexenergy.com. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1*£#	Master Offtake Agreement between Vertex Refining Alabama LLC and Idemitsu Apollo Renewable Corp. dated February 4, 2022, and executed February 14, 2022
10.2*	Form of Continuing Guaranty between Idemitsu Apollo Renewable Corp. and Idemitsu Kosan Co., Ltd.
99.1*	Press Release of Vertex Energy, Inc., dated February 17, 2022
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

** Furnished herewith.

 # Certain schedules, annexes and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Vertex Energy, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

£ Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[***]”) because the identified confidential portions are both (i) not material and (ii) the type of information that Vertex Energy, Inc. treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX ENERGY, INC.

Date: February 17, 2022	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer